EXHIBIT 99.1

Bison Petroleum Corp. Provides Corporate Update

Salt Lake City, Utah, September 23, 2013 – Bison Petroleum Corp. (OTCQB: BISN) hereafter "Bison" or "the Company" is pleased to provide a corporate update, which highlights some of the major advances the Company has made over the last months.

Corporate Website Launched

The website provides an overview of the Company’s operations, management team, current projects including maps, facts and images. The website also provides other valuable information such as news releases, industry news, SEC Filings, stock quotes, charts and contact details.

The site can be viewed at: www.Bison-Petroleum.com

Appointment of New Chief Executive Officer and President

Tony Martinez-Guzman brings Bison over 40 years of proven management experience. With management and director roles for several large multinational corporations, he is established in business development, operations, accounting, contract and capital investment negotiations. He has been charged with overseeing business development, profit and loss management, strategic planning, key account management, operations management, personnel training and development, contract negotiations, budgeting and forecasting within several large multinational corporations. He has specifically directed capital investment negotiations and worked closely with national and international contractors and third party suppliers.

Acquisition of Independence Prospect, Bighorn Basin

The Company has entered into a Lease Purchase Agreement to acquire the Independence Prospect. Under the terms of the agreement, Bison will issue 1,000,000 shares of its common stock (restricted) on the recording of the leases. The prospect is located in one of America's most prolific basins: the Bighorn Basin, Wyoming. The Company's goal is to develop near-term production, expand its existing land package. The Company considers Wyoming's long-lived oil reservoirs with low decline rates to be particularly attractive to upstream MLP's, which industry observers are expecting to grow in number and scope in the coming years. The Company intends to provide further details regarding the development of these leases in due course, while some technical data is available on the Company’s website, at http://www.bison-petroleum.com/BisonReport2013.pdf.

“We are extremely pleased with the progress we have made, both commercially and operationally. We intend to pursue an aggressive growth program, and are looking to add experienced individuals to the board of directors as we continue to investigate domestic investment opportunities in the US, particularly in Wyoming.” Commented Tony Martinez-Guzman, Bison’s Chief Executive Officer.

About Bison Petroleum Corp.

Bison Petroleum, Corp., (OTCQB: BISN), is a publicly traded Oil and Gas Exploration and Company, based in Salt Lake City, Utah, dedicated to the exploration and development of domestic Energy in the Bighorn Basin of the United States. More information can be found on our website, www.Bison-Petroleum.com

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties.  Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Bison Petroleum, Corp. bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  The forward-looking statements contained in this press release may also include statements relating to Bison Petroleum, Corp.'s anticipated financial performance, business prospects, new developments, strategies and similar matters.  Bison Petroleum disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form 10K, File No. 000-54574, available from us at Bison Petroleum Corp., 2825 East Cottonwood Park, Utah, 84121.

Contact:

Bison Petroleum, Corp.

2825 East Cottonwood Park

Suite 503

Salt Lake City

UT 84121

Tel: (801) 990 3180

Fax: (801) 990 3181

Web: www.Bison-Petroleum.com

Email: info@Bison-Petroleum.com

INVESTOR RELATIONS:

Email: ir@Bison-Petroleum.com

Toll Free: 1-866-247-6617 or 1-866-BIS-ON P